Exhibit 10.45

FORM OF SERIES C SENIOR NOTE

THIS SERIES C SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THIS SERIES C SENIOR NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SENIOR TO THE SUBORDINATED DEBT (AS DEFINED BELOW) IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE MAY BE DEEMED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (‘‘OID’’) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), AND THIS LEGEND IS REQUIRED BY TREASURY REGULATIONS PROMULGATED UNDER SECTION 1275(C) OF THE CODE.

PAYEE MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS NOTE BY CONTACTING JASON BLAIN/PRESIDENT AND CHIEF EXECUTIVE OFFICER, SPINAL ELEMENTS, (760) 607-1812, 3115 MELROSE DRIVE, SUITE 200, CARLSBAD, CA 92010.

US $[_________]	[_________], 20[___]

FOR VALUE RECEIVED, KAMD Holdings, Inc., a Delaware corporation (“Maker”), hereby promises to pay to [_________], a natural person (“Payee”), the aggregate principal amount of $[_________], on the terms and conditions set forth herein, and to pay to Payee interest on the unpaid principal balance hereof at the rate and on the terms and conditions set forth herein.

1. Payment of Principal. The principal amount of this Note, together with all unpaid interest accrued hereon, shall be due and payable on the seventh (7th) anniversary of the date hereof (the “Maturity Date”).

2. Payment of Interest. Except as otherwise expressly provided herein, the unpaid principal balance due hereunder shall bear simple interest from the date of issuance of this Note and thereafter at a fixed annual rate of twelve percent (12%) accruing daily and compounding quarterly based on a 365-day year (the “Interest Rate”).

3. AHYDO Payment. On the last day of each accrual period (as defined in section 1272(a)(5) of the Internal Revenue Code of 1986, as amended (the “Code”)), occurring after the fifth anniversary of the issuance of this Note, Maker shall pay to Payee on such date an amount in cash equal to the minimum amount necessary to be paid as of such date to prevent this Note from being treated as an “applicable high yield debt obligation” within the meaning of Section

163(i) of the Code. Any payment under this Section 3 shall be treated as a payment of interest or principal, as applicable, otherwise due under this Note. This provision is intended to ensure that this Note is not an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code and shall be interpreted consistently with such intent.

4. Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal hereunder shall accrue during such extension and shall be payable on such succeeding Business Day. As used herein, the term “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

5. Subordination; Rank. This Note and the payment or pre-payment, if any, of any and all of the obligations under this Note shall at all times be and remain senior in right of payment to all obligations, liabilities and indebtedness of every nature owing by Maker from time to time to the holders of the Series A Junior Subordinated Notes issued by Maker pursuant to the terms of such notes; and all other obligations, liabilities and indebtedness of every nature owing by Maker from time to time, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms senior to or on a parity with this Note (collectively, the “Subordinated Debt”).

6. Late Payment. Any principal amount of this Note that is not paid pursuant to the terms of this Note when due and payable on the Maturity Date (other than any interest that is added to the principal balance of this Note pursuant to Section 2 hereof), shall, from and after such Default (as defined below), in addition to the Interest Rate, accrue additional simple interest at a fixed annual rate of one and a half percent (1.5%) accruing daily and compounding annually based on a 365-day year until such unpaid principal amount has been paid in full.

7. Optional Prepayment. Maker may, at its option at any time and from time to time hereafter, prepay, in whole or in part, without premium or penalty, the outstanding principal amount of this Note, together with accrued but unpaid interest on such principal amount to the date of prepayment.

8. Defaults. Maker shall be deemed in default hereunder upon the occurrence of any of the following (a “Default”):

(a) The failure of Maker to make the payment of principal or interest due hereunder within fifteen (15) Business Days after the Maturity Date;

(b) The failure of Maker to pay in cash any AHYDO Payment Amount pursuant to Section 3;

(c) Maker shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for Maker or for any substantial part of Maker’s property; or the winding up or liquidation of Maker’s affairs shall have been ordered or a petition or application for an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall have been instituted and shall not be dismissed within ninety (90) days; or

(d) Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or consent to the entry of an order for such relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Maker or for any substantial part of Maker’s property; or make any general assignment for the benefit of creditors.

9. Consequence of Default. Upon the occurrence of a Default, the entire then unpaid principal balance hereof and all interest then accrued and unpaid thereon and all other sums payable hereunder shall, at the option of Payee, become immediately due and payable. Notwithstanding the foregoing, if there shall occur a Default under Section 8(c) or (d) above, the entire then unpaid principal balance hereof and all interest then accrued and unpaid thereon and all other sums payable hereunder shall become immediately due and payable without any action on the part of Payee.

10. No Assignment. This Note may not be assigned or transferred (by operation of law or otherwise) by either party without the prior written consent of the other party.

11. Cancellation of Promissory Note. Upon payment in full, the Payee shall promptly mark this Note as cancelled and return the original Note to the Maker, and this Note shall be of no further effect.

12. Notice. Any notice, demand, request or deliver required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed given (a) when delivered personally or when sent by electronic mail or by facsimile transmission, (b) on the next Business Day after timely delivery to a generally recognized overnight courier and (c) the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), address to the party at such party’s address as set forth below or as subsequently modified by written notice delivered as provided herein, as follows:

(a) if to the Maker:

KAMD Holdings, Inc.

c/o Kohlberg & Co., LLC

111 Radio Circle

Mt. Kisco, NY 10549

Attention: Christopher Anderson

Facsimile: (914) 241-7476

Email: anderson@kohlberg.com

(b) if to the Payee, to the registered address for Payee contained in the books and records of the Maker.

13. Miscellaneous.

(a) Principal and interest due hereunder shall be payable in lawful money of the United States of America. All payments shall be applied first to accrued and unpaid interest and thereafter to principal.

(b) No delay or omission on the part of Payee in the exercise of any right or remedy hereunder shall operate as a waiver thereof.

(c) No amendment, modification, termination or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Maker and Payee.

(d) If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

(e) All payments made by Maker to Payee hereunder shall be made to such accounts or addresses as Payee shall direct in writing to Maker at least three (3) Business Days prior to the date of such payment.

(f) This Note is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles that would require the application of the laws of any other jurisdiction. Any proceeding arising out of or relating to this Note shall be brought in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court in Delaware. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement among the parties to waive any objections to jurisdiction, to venue or to convenience of forum.

(g) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE.

[signature page follows]

IN WITNESS WHEREOF, this Note has been executed as of the date first set forth above.

KAMD HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Series C Senior Note]